DRAFT--July 25, 1997



                      EQUITY-BASED PLANS FOR NON-INTERESTED
               PERSON DIRECTORS AND TRUSTEES OF LORD ABBETT FUNDS
                 (As Amended and Restated as of August __, 1997)


1.       PURPOSE.

                  The purpose of these Equity-Based Plans for Non- Interested Person Directors and Trustees (collectively, the "Equity-Based Plans" and separately, an "Equity-Based Plan"), which were initially called the Deferred Compensation Plan for Non-Interested Person Directors and Trustees of Lord Abbett Funds, is to provide eligible directors and trustees of each investment company referred to on Schedule I that has adopted an Equity-Based Plan and any other investment company sponsored and managed by Lord, Abbett & Co. that adopts an Equity-Based Plan (collectively, the "Companies" and separately, a "Company") with the opportunity to defer the receipt of compensation earned by them as directors and trustees in lieu of receiving payment of such compensation currently and to give them to the extent of such deferred compensation and other compensation a pecuniary interest in the investment performance of the Companies. The Equity-Based Plans constitute a separate







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Equity-Based Plan of each Company.

2.       ELIGIBILITY.
                  Any member of the Board of Trustees (if a Company is a trust) and any member of the Board of Directors (if a Company is a corporation) of a Company (the "Board") who is not an "interested person" of such Company as such term is defined in the Investment Company Act of 1940 (an "Independent Board Member") shall be eligible to participate in the Equity-Based Plan of such Company, if he or she so elects (a "Participant"). 3. Amounts of Deferrals.
                  (a) ACCRUED PENSION PLAN DEFERRALS. The "Retirement Plan for Non-Interested Person Directors and Trustees of Lord Abbett Funds" (the "Pension Plan") has been amended, effective October 16, 1996, to provide that Independent Board Members may elect to receive equity-based benefits under the Equity-Based Plans in lieu of retirement benefits under the Pension Plan. Any Independent Board Member who makes such an election by the close of business







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on November  29, 1996 shall not be entitled  to  retirement  benefits  under the
Pension Plan, but shall have his Account (as defined in section 4) for each Company increased, as of November 29, 1996, through credit of an amount equal to the value of such Independent Board Member's retirement benefits under such Company's Pension Plan (prior to giving effect to such amendment) as accrued to such date to reflect the terms of the Pension Plan.
                  (b) MANDATORY DEFERRALS. Each Independent Board Member who makes the election referred to in the foregoing section 3(a) by the close of business on November 29, 1996, and each Independent Board Member who becomes an Independent Board Member after such date, shall defer receipt of such amount, if any, of the compensation earned by such Independent Board Member for serving as a member of the Board or as a member of any committee (or subcommittee of such committee) of the Board of which such Independent Board Member from time to time may be a member as may be specified with respect to such Independent Board Member from time to time by resolution of the Independent Board Members.






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                  (c) OPTIONAL DEFERRALS.  In addition to the above deferrals an
Independent Board Member may elect to defer receipt of all or a specified portion of any other compensation (including fees for attending meetings) earned by such Independent Board Member by notice to the Companies. Expenses of attending meetings of the Board, committees of the Board or subcommittees of such committees may not be deferred. 4. Equity-Based Accounts.

                  A deferred compensation equity-based account (the "Account") shall be established by each Company in the name of each Participant. Any amounts credited to an Account pursuant to section 3(a) will be credited as of the close of business on November 29, 1996. Any compensation earned by a Participant during any year and deferred pursuant to section 3(b) will be credited to such Participant's Account on a quarterly basis on the last days of March, June, September and December of such year. Any compensation deferred by a Participant pursuant to section 3(c) will be credited to






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such  Participant's  Account on the date such compensation  otherwise would have been payable to such Participant.

5.       ACCOUNT INVESTMENT.
                  (a) TREATMENT OF CREDIT AMOUNTS. Any amounts credited at any time to a Participant's Account established by a Company shall be deemed invested in a number of shares, which shall be class A shares if such Company has multiple classes of shares, of such Company's Common Stock equal to the quotient of (i) the amount credited to the Participant's Account divided by (ii) the Net Asset Value per share as of the date such amount is so credited. The Net Asset Value per share shall be determined as set forth in the Company's Articles of Incorporation. If such Company has more than one series, the amount credited to the Participant's Account shall be allocated between or among the series on the same basis as the compensation being deferred is charged to the series (or, in the case of an amount credited pursuant to section 3(a), on the same basis as the amount thereof was charged to the series).







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                  (b)  MERGERS,  ETC. In the event that the Company  shall pay a stock dividend on, or split up, combine, reclassify or substitute other securities by merger, consolidation or otherwise for its outstanding shares, the number of shares credited to the Participant's Account shall be adjusted to preserve rights substantially proportionate to the rights held immediately prior to such event.

                  (c) DISTRIBUTIONS. On each payable date of a dividend or capital gains distribution declared by the Board of a Company, the Account will be credited with the number of full and fractional shares of the Company or series that the shares of such Company or series deemed to be held in the Account would have purchased if such dividend or distribution had been reinvested at the Net Asset Value on the investment date established by the Board with respect to such dividend or distribution.

                  (d) Notwithstanding the foregoing, to the extent that a Participant continues to have an Account after having terminated service as an Independent Board Member, such Participant may elect, from time to time, but no more







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frequently  than once in any  calendar  [quarter]  [month],  to have his Account treated as though invested in the shares of up to five (or such greater or lesser number as the administration appointed pursuant to Section 11 hereof shall be determined) companies [as to which such Participant served as an Independent Board Member]. Any such election shall be made in writing and delivered to the Company, and shall take effect at the end of the [third] business day following receipt thereof by the Company. Any change in the manner in which a Participant's Account is deemed invested will not affect the period over which such Account is payable or the time at which or the formula pursuant to which any Installments due will be payable.

 6. MANNER OF ELECTING  OPTIONAL DEFERRALS; PAYMENT
         ELECTIONS.

                  (a) NOTICE. Each Participant shall complete, sign and file with the Companies for which he is an Independent Board Member a Notice of Election (the "Notice") in one or more of the forms attached hereto as Exhibits A, B and C. The Notice shall include, as appropriate:






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     (i)      the amount, if any, of compensation to be deferred
                  under section 3(c);

    (ii) the time or times of payment of any amounts credited and deferred under sections 3(a) and (b) and of any amounts deferred under section 3(c);

   (iii) the manner of payment of any amounts credited and deferred under sections 3(a) and (b) and of any amounts deferred under section 3(c) (i.e., in a lump sum or in a number of annual installments); and

    (iv) any beneficiary designated pursuant to section 9(b) and the manner of payment to such designated beneficiary.

                  (b) DATE OF FIRST PAYOUT OF OPTIONAL DEFERRALS UNDER SECTION 3(C). With respect to amounts deferred pursuant to section 3(c), each Participant shall have the right in the Notice to elect to defer the receipt of such deferred compensation until any one of the following events, which such Participant shall specify in the Notice:






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    (i)      the first business day of January  following the year in which such Participant ceases to be an Independent Board Member of the Companies;

    (ii) the date such Participant specifically chooses (but not earlier than the January 1 of the second calendar year following the calendar year in which such election is made); or

   (iii) the date on which some specific future event occurs which is not within the Participant's con trol.

                  (c) DATE OF FIRST PAYOUT OF AMOUNTS CREDITED AND DEFERRED UNDER SECTION 3(A) AND (B). With respect to amounts credited to an Account and deferred under sec tions 3(a) and (b), each Participant shall defer the receipt of such amounts until any one of the following dates or events, which such Participant shall specify in the Notice:

    (i) the first business day of January following the year in which such Participant ceases to be an Independent Board Member of the Companies;







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    (iii)the later of the first  business day of January  following the year in which such Participant turns 65 and January 1 of the second calendar year following the calendar year in which such election is made;

    (iii)the later of the first business day of January following the year in which such Participant retires from his or her principal occupation and January 1 of the second calendar year following the calendar year in which such election is made; and

    (iv) the first business day of a month not earlier than the earliest of the dates referred to in (i), (ii) and (iii) above.

         (d) FAILURE TO DESIGNATE. If a Participant fails to designate in his Notice a time or date as of which payment of his Account (or any part of his Account) shall commence, payment of such amount shall commence as of the date set forth in (b)(i) above (unless the Participant files an amended Notice in compliance with section 8(b) selecting






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a different  distribution  date).  If a  Participant  fails to  designate in his
Notice the manner of distribution to apply to his Account (or any part of his Account), such Account shall be distributed in a lump sum (unless the Participant files an amended Notice in compliance with section 8(b) selecting a different method of distribution).

     (e) DISSOLUTION, ETC. Deferrals under this Equity-Based Plan which are deemed invested in shares of a Company (or series of a Company) shall be distributed upon the dissolution, liquidation or winding up of the Company (or other termination of the series), whether voluntary or involuntary; or the voluntary sale, conveyance or transfer of all or substantially all of a Company's (or a series') assets (unless the obligations of the Company or the series shall have been assumed by another investment company or another series of an investment company); or the merger of a Company into another trust or corporation or its consolidation with one or more other trusts or corporations (unless the obligations of the Company are assumed by such







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surviving entity and such surviving entity is another
investment company).

                  (f) HARDSHIP. Upon application by a Participant and a determination by the Compensation and Nominating Committees of the Boards that the Participant has suffered a severe and unanticipated financial hardship, the Administrator shall distribute to the Participant, in a single lump sum, an amount equal to the lesser of the amount needed by the Participant to meet the hardship (pro-rata among the Accounts), or the balance of the Participant's Accounts.

     7. EFFECTIVE DATE AND DURATION OF DEFERRAL ELECTIONS.

                  (a) ELECTION IRREVOCABLE. Except as provided in sections 7(b) and 8(a), any election by a Participant to defer compensation pursuant to section 3(c) shall be irrevocable from and after the date on which such person's Notice is filed with the Companies. Elections to defer compensation pursuant to section 3(c) shall be effective to defer a Participant's compensation as follows:







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         (i)      As to any Independent Board Member in office on
                  the effective date of the Equity-Based Plans who files a Notice no later than 60 days after such effective date, the Notice shall be effective to defer any compensation which may be deferred pursuant to section 3(c) and is earned by such Independent Board Member after the date of the filing of the Notice;

    (ii) As to any nominee for the office of trustee or director who has not previously served as an Independent Board Member and who files a Notice prior to his election as an Independent Board Member, such election to defer compensation pursuant to section 3(c) shall be effective to defer any compensation which may be deferred pursuant to section 3(c) and is earned by such nominee after his election as an Independent Board Member; and

   (iii) As to any other Independent Board Member, the election to defer compensation pursuant to sec tion 3(c) shall be effective to defer any compensation which may be deferred pursuant to section 3(c) and is earned from and after January 1 of the calendar year next succeeding the year in which the Notice is filed.

                  (b) CONTINUANCE OF NOTICES. Any election to defer compensation pursuant to section 3(c) made by an Independent Board Member shall continue in effect unless and until the Company is notified in writing by such Independent Board Member prior to the end of any calendar year that he wishes to terminate such election or modify the amount of compensation deferred pursuant to such election. Any such revocation or modification shall be effective only with re spect to compensation earned after the calendar year in which such amended Notice is filed with the Company. Upon receipt by the Company from an Independent Board Member of such an amended Notice, the applicable portion of compensation earned by such Independent Board Member from and after January 1 of the calendar year succeeding the day on which such Notice was received shall be paid currently







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and no longer  deferred as  provided  in the  Equity-Based  Plan.  However,  any amounts in such Independent Board Member's Account on such January 1 and any amount which the Independent Board Member thereafter defers shall continue to be payable in accordance with the Notice (or Notices) pursuant to which it was deferred except as provided in section 8(a).

                  (c)  SUBSEQUENT NOTICE.  An Independent Board
Member who has filed a Notice to terminate deferment of compensation may thereafter again file a Notice to participate pursuant to section 6 hereof effective for the calendar year subsequent to the calendar year in which he files the new Notice.

8.       CHANGES IN FORM AND TIMING OF PAYMENT OF DEFERRED
         AMOUNTS.
                  A Participant may elect to change the timing and manner of any distribution election with respect to any or all amounts deferred and credited with respect to the Participant under the Equity-Based Plans by filing an amended Notice with the Companies







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                  (a) prior to the calendar year in which the Participant ceases to be an Independent Board Member of the Companies, and

                  (b) by a date such that at least one full calendar year elapses between

              (i) the date as of which such amended Notice is filed and
             (ii) each of
                           (A)      the date as of which a distribution
                                    would otherwise have commenced and
                           (B)      the date as of which such  distribution will
                                    commence under such amended Notice.
No such amended Notice shall, however, provide for payment of an amount credited under section 3(a) or 3(b) earlier than permitted in accordance with section 6(c), except as provided in section 9(b).

           9.  PAYMENT OF AMOUNTS  CREDITED TO
ACCOUNTS.

                  (a) MANNER OF PAYMENT. An Account established by a Company for a Participant will be paid in a lump sum or in installments, or both, as specified in his Notice or amended







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Notice,  and at the time or times specified in the Notice or amended Notice.  If installments are elected by a Participant, such installments shall be paid in cash and the amount of the first cash payment shall be a fraction of the then value of the portion of such Account to be paid in installments, the numerator of which is one, and the denominator of which is the total number of installments. The amount of each subsequent cash payment shall be a fraction of the then value of such portion of such Account remaining after the prior payment, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid. If a lump sum is elected, payment shall be made in the full and fractional shares of the Company (and of any series of such Company) in which the portion of such Participant's Account to be paid in a lump sum is deemed invested.

                  (b) PAYMENT TO BENEFICIARY. In the event of a Participant's death before he has received payment of all amounts in an Account established by a Company for such







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Participant,  the  value  of such  Account  shall  be  paid  to the  beneficiary
designated  in  such  Participant's   Notice  or,  if  no  such  beneficiary  is
designated, to such Participant's estate, in accordance with the provisions of the Equity- Based Plans. Any beneficiary so designated by a Participant may be changed at any time by notice in writing from such Participant to the Companies. Payments to a beneficiary shall be made in a lump sum or in installments, or both, as specified in the Participant's Notice or amended Notice. If a lump sum is elected, payment shall be made as soon as reasonably possible in the full and fractional shares of the Company (and of any series of such Company) in which such Account is deemed invested. If installments are elected, such installments shall be paid in cash in amounts determined as provided in section 9(a). If a Participant fails to designate in a Notice or amended Notice on file with the Companies at the time of his death the manner of distribution to his designated beneficiary, any distribution to such beneficiary (or if no such beneficiary is designated, to his estate) shall be made in a lump sum.







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10.      PRIOR DEFERRALS.
                  Notwithstanding anything else contained herein to the contrary, if an Independent Board Member who is eligible to participate in a Equity-Based Plan under section 2 hereof has deferred any compensation under any arrangement in effect prior to the establishment of such Equity-Based Plan (i) such Independent Board Member shall be deemed to be a participant in such Equity-Based Plan, (ii) the amount cred ited for the benefit of such Independent Board Member under such arrangement as of December 31, 1992 shall be credited to such Independent Board Member's Account under such Equity-Based Plan as of January 1, 1993 and (iii) the provisions of such Equity-Based Plan shall apply to such Independent Board Member and to the amount described in subclause (ii) above as though such amount had been deferred under the terms of such Equity-Based Plan. Elections under sections 6 or 8 by an Independent Board Member subject to the provisions of this section 10 shall govern any amounts described in this section.






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11.      STATEMENTS OF ACCOUNT.
                  Each Company will furnish each Participant with a statement setting forth the value of such Participant's Account under that Company's Equity-Based Plan and the value of each portion of the Account that relates to amounts deferred under each subsection of section 3 as of the end of each calendar year and all credits to and payments from such Account during such year. Such statements will be furnished no later than 60 days after the end of each calendar year.

12.      RIGHTS IN ACCOUNTS.
                  Credits to Accounts and any shares purchased by the Companies to help satisfy the contractual obligations with respect to such Accounts shall remain part of the general assets of the Companies, shall at all times be the sole and absolute property of the Companies and shall in no event be deemed to constitute a fund, trust or collateral security for the payment of the deferred compensation to which Participants are entitled from such Accounts. The right of any Participant or his designated beneficiary or estate to receive future payment of deferred compensation







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under the provisions of the Equity-Based Plans shall be an
unsecured claim against general assets of the Companies, if any, available at the time of payment

13.      NON-ASSIGNABILITY.
                  Neither any Participant, his designated beneficiary nor his estate, nor any other person shall have the right to encumber, pledge, sell, assign or transfer the right to receive payments under the Equity-Based Plans, except by will or by the laws of descent and distribution. All such payments and
the  right   thereto  are   expressly   declared  to  be   non-assignable.


 14.  ADMINISTRATION.
                  The Equity-Based Plans shall be administered by one or more officers of the Companies appointed by the Compensation and Nominating Committees of the Boards (the "Administrator"). All Notices and amendments shall be filed with the Administrator and the Administrator shall be responsible for maintaining records of all Accounts and for furnishing the annual statements of account provided for in section 11. The Administrator shall also have the general






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authority to interpret, construe and implement provisions of the Equity-Based Plans. Any determination by such officer(s) shall be binding on the Participant and shall be final and conclusive.

15.      AMENDMENT OR TERMINATION.
                  The Equity-Based Plans may at any time be amended, modified or terminated by the Board. However, no amendment, modification or termination shall adversely affect any Participant's rights in respect of amounts theretofore credited to his Accounts.

16.      EFFECTIVE DATE.
                  The Equity-Based Plans shall be effective as of January 1, 1993, and any amendments hereto shall be effective on the date of adoption thereof by the Boards or as otherwise provided in such amendments. The Deferred Compensation Plans in the form previously adopted by the Companies or the arrangements of the Companies for deferred compensation in effect prior to the establishment of the Equity-Based Plans, as the case may be, shall remain in effect until January 1, 1993.







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                                                      Schedule I

                      FUNDS ADOPTING THE EQUITY-BASED PLANS
                       FOR NON-INTERESTED PERSON DIRECTORS
                        AND TRUSTEES OF LORD ABBETT FUNDS



Lord Abbett Developing Growth Fund, Inc.
Lord Abbett Mid-Cap Value Fund, Inc.
Lord Abbett Affiliated Fund, Inc.
Lord Abbett Equity Fund
Lord Abbett Series Fund, Inc.
Lord Abbett Global Fund, Inc.
Lord Abbett Securities Trust
Lord Abbett Investment Trust
Lord Abbett Research Fund, Inc.
Lord Abbett Bond-Debenture Fund, Inc.
Lord Abbett Tax-Free Income Fund, Inc.
Lord Abbett Tax-Free Income Trust
Lord Abbett U.S. Government Securities Money
   Market Fund, Inc.







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[For use by new Board members or                               Exhibit A
 by Board members who are  not
 currently deferring compensation]




                          INDEPENDENT BOARD MEMBERS OF
                       LORD, ABBETT & CO.-SPONSORED FUNDS



                               NOTICE OF ELECTION
                          UNDER THE EQUITY-BASED PLANS


         Effective for compensation that I earn as an Independent Board Member of each Lord Abbett-sponsored Fund in the future after I become an Independent Board Member or after the calendar year in which this Notice of Election is filed with the Companies if I am already an Independent Board Member, I hereby elect under section 6(a) and, if I am not already an Independent Board Member, section 6(c) of the Equity-Based Plans, as follows:


A.       OPTIONAL DEFERRALS PURSUANT TO SECTION
         3(C) OF THE EQUITY-BASED PLANS.

         1.       AMOUNT DEFERRED:

                           (a)      All compensation that I may defer
                                    pursuant to section 3(c) of the Equity-
                                    Based Plans

                           (b)      $              per month (pro rated
                                    among all Funds and series on the basis
                                    of such compensation)

                           (c)      Other:

         2.       PERIOD OF ELECTION:

                  Subject to my further election to change or terminate this election, my deferred election under item 1 shall continue:

                           (a)      Until I cease to be an Independent Board
                                    Member

                           (b)      Until
                                              [specify date or event]

         3.       TIME OF PAYMENT:

                           (a)      The first business day of January
                                    following the year in which I cease to
                                    be an Independent Board Member

                           (b) The first business day of (not earlier than January 1 of the second calendar year following the calendar year in which this Notice of Election is filed with the Companies):
                                                           [specify month/year]

                           (c) The date of the following specific event which is not within my control:


         4.       NUMBER OF PAYMENTS:

                           (a)      Entire amount in a lump sum

                           (b)      In               annual installments
                     calculated as provided in section 9(a)
                                    of the Equity-Based Plans

                           (c)      With the consent of the Companies, as
                                    follows:


B. MANDATORY DEFERRALS PURSUANT TO SECTION 3(B) OF THE EQUITY-BASED PLANS (NEW INDEPENDENT BOARD MEMBERS ONLY).

         1.       TIME OF PAYMENT:

                           (a)      The first business day of January
                                    following the year in which I cease
                                    to be an Independent Board Member

                           (b) The later of the first business day of January following the year in which I turn 65 and January of the second calendar year following the calendar year in which this Notice of Election is filed with the Companies

                           (c) The later of the first business day of January following the year in which I retire from my principal occupation and January of the second calendar year following the calendar year in which this Notice of Election is filed with the Companies

                           (d) The first business day of (which day cannot be earlier than the earliest of (a), (b) and
                                    (c) above):
                                                          [specify month/year]

         2.       NUMBER OF PAYMENTS:

                           (a)      Entire amount in a lump sum

                           (b)      In               annual installments
                     calculated as provided in section 9(a)
                                    of the Equity-Based Plans

                           (c)      With the consent of the Companies, as
                                    follows:


C.       DESIGNATION OF BENEFICIARY:

         I hereby designate * as my beneficiary to receive all payments in the event of my death before payments in full hereunder have been made. In the event that the said beneficiary predeceases me, I hereby designate
         * as beneficiary instead.

         Benefits payable to my designated beneficiary shall be paid in accordance with section 9(b) of the Equity- Based Plans, as follows:

                  (a)      Entire amount in a lump sum

                  (b)      In               annual installments
                           calculated as provided in section 9(a) of the Equity-Based Plans

                  (c)      In the  event I have  elected  pursuant  to  A4(b) or
                           B2(b) above to receive annual installments but such installments have not been paid in full, such installments shall be continued and paid to my designated beneficiary

                  (d)      With the consent of the Companies, as
                           follows:




                                      Name:


Date:



* If more than one beneficiary is to be designated, add a page listing the beneficiaries and specify the percentage of each payment to be received by each beneficiary.

[For use on or prior to                                        Exhibit B
 November 29, 1996 by Board
 members who wish to convert
 their retirement benefit
 to an equity-based benefit]


                          INDEPENDENT BOARD MEMBERS OF
                       LORD, ABBETT & CO.-SPONSORED FUNDS



                     NOTICE OF ELECTION TO RECEIVE BENEFITS
                         UNDER THE EQUITY-BASED PLANS IN
                   LIEU OF BENEFITS UNDER THE RETIREMENT PLAN


1.       ELECTION TO RECEIVE BENEFITS
         UNDER THE EQUITY-BASED PLANS:

         ____     I hereby elect (a) pursuant to section 3(a) of the
                                  -
                  Equity-Based Plans and Article III of the
                  Retirement Plan to receive benefits under sections
                  3(a) and 3(b) of the Equity-Based Plans in lieu of
                  retirement benefits under the Retirement Plan and
                  (b) pursuant to sections 6(a) and 6(c) of the
                   -
                  Equity-Based Plans as follows with respect to such benefits:

2.       TIME OF PAYMENT:

                  (a)      The first business day of January
                           following the year in which I cease to
                           be an Independent Board Member

                  (b) The later of the first business day of January following the year in which I turn 65 and January 1, 1998

                  (c)      The  later  of the  first  business  day  of  January
                           following   the  year  in  which  I  retire  from  my
                           principal occupation and January 1, 1998

         ____     (d)      The first business day of (which day cannot
                           be earlier than the earliest of (a), (b) and
                           (c) above):
                                                     [specify month/year]

3.       NUMBER OF PAYMENTS:

                  (a)      Entire amount in a lump sum

                  (b)      In               annual installments
                           calculated as provided in section 9(a) of the Equity-Based Plans

                  (c)      With the consent of the Companies, as
                           follows:

4. DESIGNATION OF AND PAYMENTS TO BENEFICIARY:

         I hereby designate * as my beneficiary to receive payments of the benefits under Sections 3(a) and 3(b) of the Equity-Based Plans in the event of my death before payments of such benefits have been made in full. In the event that the said beneficiary predeceases me, I hereby designate ___________________* as beneficiary instead.

         Benefits payable to my designated beneficiary shall be paid in accordance with section 9(b) of the Equity- Based Plans, as follows:

                  (a)      Entire amount in a lump sum

                  (b)      In               annual installments
                           calculated as provided in section 9(a) of the Equity-Based Plans

                  (c) In the event I have elected pursuant to 3(b) above to receive annual installments but such installments have not been paid in full, such installments shall be continued and paid to my designated beneficiary

                  (d)      With the consent of the Companies, as
                           follows:




                                                              Name:


Date: November     , 1996



* If more than one beneficiary is to be designated, add a page listing the beneficiaries and specify the percentage of each payment to be received by each beneficiary.

[For use by Board members                                     Exhibit C
 who wish to change a
 prior election]




                          INDEPENDENT BOARD MEMBERS OF
                        LORD ABBETT & CO.-SPONSORED FUNDS



                           AMENDED NOTICE OF ELECTION
                          UNDER THE EQUITY-BASED PLANS


         I hereby elect pursuant to section 7(b) or 7(c) and section 8 of the Equity-Based Plans to change all prior Notices of Election I have filed with the Companies as follows:

A.       OPTIONAL DEFERRALS PURSUANT TO SECTION
         3(C) OF THE EQUITY-BASED PLANS.

         1.       AMOUNT DEFERRED:

                  Effective for compensation earned as an Independent Board Member of each Lord Abbett- sponsored Fund after the calendar year in which this Amended Notice of Election is filed with the Companies, I hereby elect to defer under section 3(c) of the Equity-Based Plans:

                  ___      (a)      All compensation that I may defer
                     pursuant to section 3(c) of the Equity-
                                    Based Plans

                  ___      (b)      $_____________ per month (pro rated
                                    among all Funds and series on the basis
                                    of such compensation)

                  ___      (c)      Other: ____________________________

                  ___      (d)      None

         2.       PERIOD OF ELECTION:

                  Subject to my further election to change or terminate this election, my deferred election under item 1 shall continue:

                  ___      (a)      Until I cease to be an Independent
                                    Board Member

                  ___      (b)      Until _____________________________
                                              [specify date or event]

                  Effective for all amounts deferred under section 3(c) of the Equity-Based Plans, including any amounts previously deferred, I hereby elect as follows:

         3.       TIME OF PAYMENT:

                  ___      (a)      The first business day of January
                       following the year in which I cease
                        to be an Independent Board Member

                  ___      (b)      The first business day of (which
                                    day cannot be earlier than the
                                    January 1 of the second calendar
                                    year following the calendar year in
                                    which this Amended Notice of
                                    Election is filed with the
                                    Companies):________________________
                                                        [specify month/year]

                  ___  (c)          The date of the following specific event
                                    which is not within my control:


         4.       NUMBER OF PAYMENTS:

                  ___      (a)      Entire amount in a lump sum

                  ___      (b)      In _____ annual installments calculated
                       as provided in section 9(a) of the
                                    Equity-Based Plans

                  ___      (c)      With the consent of the Companies,
                                    as follows:_______________________


B.       MANDATORY DEFERRALS PURSUANT TO SECTION 3(B) OF THE EQUITY-BASED PLANS.

         1.       TIME OF PAYMENT:

                           (a)      The first business day of January
                                    following the year in which I cease to
                                    be an Independent Board Member

                           (b) The later of the first business day of January following the year in which I turn 65 and January of the second calendar year following the calendar year in which this Amended Notice of Election is filed with the Companies

                           (c) The later of the first business day of January following the year in which I retire from my principal occupation and January of the second calendar year following the calendar year in which this Amended Notice of Election is filed with the Companies

                           (d) The first business day of (which day cannot be earlier than the earliest of (a), (b) and
                                    (c) above):
                                                          [specify month/year]

         2.       NUMBER OF PAYMENTs:

                           (a)      Entire amount in a lump sum

                           (b)      In               annual installments
                                    calculated as provided in section 9(a)
                                    of the Equity-Based Plans

                           (c)      With the consent of the Companies, as
                                    follows:

C.       DESIGNATION OF BENEFICIARY:

         I hereby revoke any prior beneficiary designation I may have made under the Equity-Based Plans, and I hereby designate ___________________* as my beneficiary to receive payments in the event of my death before payments in full hereunder have been made. In the event that the said beneficiary predeceases me, I hereby designate ____________________* as beneficiary instead.

         Benefits payable to my designated beneficiary shall be paid in accordance with section 9(b) of the Equity- Based Plans, as follows:

                  (a)      Entire amount in a lump sum

                  (b)      In               annual installments
                           calculated as provided in section 9(a) of the Equity-Based Plans

                  (c)      In the  event I have  elected  pursuant  to  A4(b) or
                           B2(b) above to receive annual installments but such installments have not been paid in full, such installments shall be continued and paid to my designated beneficiary

                  (d)      With the consent of the Companies, as
                           follows:

         I understand that this Amended Notice of Election shall be valid with respect to changes in the timing or number of payments only if it is filed with the Company (i) prior to the calendar year in which I cease to be an Independent Board Member, (ii) by a date such that one full calendar year elapses between the filing of this Amended Notice with the Companies and the date my distribution would otherwise have commenced under my prior Notice of Election and (iii) by a date such that one full calendar year elapses between the filing of this Amended Notice with the Companies and the date my distribution will commence under this Amended Notice of Election. My prior Notice of Election shall be effective to the extent this Amended Notice of Election is invalid and to the extent no entry is made under any of the above items.


                                                     --------------------------
                                      Name:

Date:  _____________________


* If more than one beneficiary is to be designated, add a page listing the beneficiaries and specify the percentage of each payment to be received by each beneficiary.